Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 25, 2026, with respect to the consolidated financial statements of Veeco Instruments Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California

August 12, 2026